UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JUNE 5, 2018
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 5, 2018, the Compensation Committee of Mesa Laboratories, Inc.’s Board of Directors established the FY19 Performance Share Unit Plan (“FY19 PSP”) whereby it issued 11,385 performance share units (“PSUs”) to various officers and executive staff members. The PSUs represent the right to receive shares of Mesa Laboratories, Inc.’s common stock based on Mesa Laboratories’ achievement of specific performance criteria for revenues growth and adjusted operating income growth compared to defined targets for the three-year period from April 1, 2018 through March 31, 2021, and continued service through June 15, 2021, when the awards will vest. The quantity of shares that will be issued upon vesting will range from 0 percent to 400 percent of the targeted number of shares. If the defined minimum targets are not met, then no shares will vest.

Included in the FY19 PSP are: 5,160 PSUs issued to President and Chief Executive Officer Gary M. Owens; 1,670 PSUs issued to Chief Financial Officer John V. Sakys; and 1,000 PSU’s issued to Senior Vice President of Commercial Operations Gregory T. Dinoia.

Effective June 5, 2018 (retroactively applied to April 1, 2018), Mr. Owens’ annual base salary was increased from $430,000 to $520,000, and his target and maximum incentive plan compensation for the year ending March 31, 2019 was set at $425,000 and $710,000, respectively. In addition, on June 5, 2018, Mr. Owens was awarded 5,160 shares of restricted stock, which vest in three equal installments on September 15, 2018 and each of the two anniversary dates thereafter.

The foregoing description of the FY19 PSP and the related awards does not purport to be complete and is qualified in its entirety by reference to the full text arrangement for the agreements of the awards, which will be attached as an exhibit to a future filing once formally documented.

The foregoing description of the additional restricted stock granted on June 5, 2018 does not purport to be complete and is qualified in its entirety by reference to the full text arrangement for the agreement of the award, which is attached as exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1 – Form of June 5, 2018 Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 11, 2018		Mesa Laboratories, Inc. (Registrant) /s/ Gary M. Owens
	BY:	Gary M. Owens, President and Chief Executive Officer